SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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☐	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

PACIFIC SUNWEAR OF CALIFORNIA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PACIFIC SUNWEAR OF CALIFORNIA, INC.

3450 E. Miraloma Avenue
Anaheim, California 92806

April 12, 2004

Dear Shareholders:

      You are cordially invited to attend the 2004 Annual Meeting of Shareholders of the Company to be held on Wednesday, May 19, 2004, at the principal executive offices of the Company located at 3450 E. Miraloma Avenue, Anaheim, California 92806, beginning at 9:00 a.m., local time.

      At this meeting, you are being asked to elect three directors for a two-year term and to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending January 29, 2005. Sally Frame Kasaks, Peter Starrett and Thomas M. Murnane are the nominees for election to the Board of Directors for a two-year term. Each of the nominees is currently serving as a director of the Company.

      The members of the Board and management look forward to personally greeting as many shareholders as possible at the meeting. However, whether or not you plan to attend personally, and regardless of the number of shares you own, it is important that your shares be represented.

      Although you presently may plan to attend the Annual Meeting, please complete, sign, date and promptly return the enclosed proxy card. If you do attend the Annual Meeting and wish to vote in person, you may withdraw your proxy and do so at that time.

Sincerely,

Greg H. Weaver
Chairman of the Board
and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE COMPENSATION COMMITTEE
PERFORMANCE GRAPH
PROPOSAL 2 RATIFICATION OF INDEPENDENT AUDITORS
APPENDIX A PACIFIC SUNWEAR OF CALIFORNIA, INC. SECOND AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

PACIFIC SUNWEAR OF CALIFORNIA, INC.

3450 E. Miraloma Avenue
Anaheim, California 92806

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 19, 2004

       The Annual Meeting of Shareholders of Pacific Sunwear of California, Inc., a California corporation (the “Company”), will be held at the principal executive offices of the Company located at 3450 E. Miraloma Avenue, Anaheim, California 92806, on Wednesday, May 19, 2004, at 9:00 a.m. local time for the following purposes:

(1) To elect three members of the Board of Directors to serve for two-year terms; and

(2) To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending January 29, 2005; and

(3) To transact such other business as may properly come before the Annual Meeting and at any adjournment thereof.

      Shares represented by properly executed proxies will be voted in accordance with the specifications therein. It is the intention of the Board of Directors that shares represented by proxies, which are not limited to the contrary, will be voted for the election of those directors named in the attached proxy statement.

      The Board of Directors has fixed the close of business on April 5, 2004 as the record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment thereof.

By Order of the Board of Directors

Carl W. Womack
Senior Vice President,
Chief Financial Officer and Secretary

Anaheim, California

April 12, 2004

YOUR VOTE IS IMPORTANT

No matter how many shares you owned on the record date, please indicate your voting instructions on the enclosed proxy card. Date, sign and return it in the envelope provided, which is addressed for your convenience and needs no postage if mailed in the United States. In order to avoid the additional expense to the company of further solicitation, we ask your cooperation in promptly mailing in your proxy card.

PACIFIC SUNWEAR OF CALIFORNIA, INC.

3450 E. Miraloma Avenue
Anaheim, California 92806

ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 19, 2004

PROXY STATEMENT

       The accompanying proxy is being solicited by the Board of Directors of Pacific Sunwear of California, Inc. (the “Company”) for use at the Company’s 2004 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, May 19, 2004, at 9:00 a.m. local time at the Company’s principal executive offices, 3450 E. Miraloma Avenue, Anaheim, California 92806, and at any and all adjournments thereof. This Proxy Statement and the accompanying proxy are being mailed to shareholders on or about April 12, 2004.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Q:     What is being voted on?

A: (1)	The election of three directors to serve on the Company’s Board of Directors through nominees Sally Frame Kasaks, Peter Starrett and Thomas M. Murnane for a two-year term;

(2)	The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending January 29, 2005 (“fiscal 2004”).

Q:	How does the Board recommend shareholders vote on these proposals?

A:	The Board of Directors recommends a vote FOR each of the nominees for director and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors.

Q:	Who is entitled to vote?

A:	The record date for the Annual Meeting is April 5, 2004. Stockholders of record as of the close of business on that date are entitled to vote at the Annual Meeting.

Q:	How can shareholders vote?

A:	Record holders of shares of the Company’s common stock may sign and date the enclosed proxy card and return it in the pre-paid envelope, or attend and vote at the Annual Meeting in person. If a shareholder’s shares are held by a broker as nominee (that is, in “street name”), the shareholders must obtain a proxy form from the institution that holds the shares and follow the instructions included on that form regarding how to instruct the broker to vote the shares.

Q:	How will the votes be counted?

A:	Votes cast by proxy or in person at the Annual Meeting will be counted by the person appointed by the Company to act as the inspector of election for the meeting.

Q:	Can proxies be revoked?

A:	Yes. Any shareholder has the power to revoke his or her proxy at any time before it is voted. A proxy may be revoked by delivering a written notice of revocation to the Secretary of the Company at the Company’s principal executive offices, by a subsequent proxy executed by the person executing the prior proxy and presented to the Secretary of the Company at the Annual Meeting, or by attendance at the Annual Meeting and voting in person by the person executing the proxy. However, a shareholder’s mere presence at the Annual Meeting will not, by itself, revoke that shareholder’s proxy.

Q:	How many shares can vote?

A:	As of the close of business on the record date of April 5, 2004, 78,489,091 shares of common stock of the Company were issued and outstanding. There is no other class of voting securities outstanding. Each share of common stock entitles its holder to one vote.

Q:	How is a quorum determined?

A:	A quorum refers to the number of shares that must be in attendance at a meeting to lawfully conduct business. A majority of the shares of the Company’s common stock entitled to be voted will constitute a quorum. The election inspector will treat shares referred to as “broker non-votes” (that is, shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will be counted as present for quorum purposes.

Q:	What is required to approve each proposal?

A:	Once a quorum has been established, directors are elected by a plurality of the votes cast by holders of shares entitled to vote at the Annual Meeting. This means that the individuals who receive the largest number of votes are selected as directors up to the maximum number of directors to be elected at the meeting.

To ratify the appointment of independent auditors, holders of a majority of the shares represented at the Annual Meeting, either in person or by proxy, must vote in favor of the proposal.

If a broker has physically indicated on the proxy that it does not have discretionary authority to vote on any matter, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

Q:	What happens if a shareholder abstains?

A:	The election inspector will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the shareholders for a vote. Thus, abstentions will have the same effect as a vote “against” these matters.

Q:	How will shares be voted if a shareholder returns a blank proxy card?

A:	If a shareholder signs and sends in a proxy card and does not indicate how the shareholder wants to vote, the election inspector will count that proxy as a vote FOR each of the director nominees named in this proxy statement and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors.

Q:	How will voting on any other business be conducted?

A:	Although the Board of Directors does not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement, if any other business comes before the Annual Meeting, a shareholder’s signed proxy card gives authority to the proxy holders to vote on those matters at their discretion.

Q:	Who will bear the costs of this solicitation?

A:	The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally by mail, but directors, officers and regular employees of the Company may solicit proxies personally or by telephone or special letter without any additional compensation. The Company also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners. The Company may also engage a proxy solicitation company in connection with the Annual Meeting for a fee that is not expected to exceed $25,000 plus out-of-pocket expenses.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

      On April 5, 2004, the record date with respect to this solicitation for determining shareholders entitled to notice of and to vote at the Annual Meeting, 78,489,091 shares of the Company’s common stock were outstanding. No shares of any other class of stock were outstanding. Only shareholders of record on such date are entitled to notice of, and to vote at, the Annual Meeting and at any adjournment thereof. Each shareholder of record is entitled to one vote for each share held on all matters to come before the Annual Meeting and at any adjournment thereof.

      Except as otherwise indicated, the following table sets forth information as of April 5, 2004 with respect to the beneficial ownership of the Company’s common stock by each person who is known by the Company to beneficially own more than 5% of the Company’s common stock, each director of the Company, each nominee for election to the Board of Directors, each executive officer named in the Summary Compensation Table set forth under “Executive Compensation and Other Information,” and by all directors and executive officers as a group. Except as otherwise indicated and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

	Amount and	Percentage of
	Nature of	Total Shares
	Beneficial	Outstanding
Name and Address of Beneficial Owner	Ownership	at 04/05/04

FMR Corp. and related parties(1)	9,691,553	12.4%
82 Devonshire Street
Boston, MA 02109
Julius Jensen III(2)	375,911	*
Pearson C. Cummin III(3)	332,646	*
Sally Frame Kasaks(4)	136,689	*
Peter Starrett(5)	7,313	*
Thomas M. Murnane(5)	7,313	*
Greg H. Weaver(6)	2,952,722	3.8%
Timothy M. Harmon(7)	522,111	*
Carl W. Womack(8)	145,297	*
All directors and executive officers as a group (8 persons)(9)	4,480,002	5.6%

 *  Less than one percent.

(1)	Share ownership for FMR Corp. and related parties is given as of December 31, 2003, and was obtained from a Schedule 13G, dated February 17, 2004, filed with the Securities and Exchange Commission. FMR Corp. and related parties have sole voting power with respect to 1,845,300 shares and sole dispositive power with respect to 9,691,553 shares. For the purposes of the reporting requirements of the Securities and Exchange Act of 1934, Fidelity Management & Research Company, Edward C. Johnson 3d, Abigail P. Johnson, members of the Edward C. Johnson 3d family, Fidelity Management Trust Company, and Fidelity International Limited are also deemed to be beneficial owners of such securities.

(2)	Includes 183,573 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable or will become exercisable within 60 days of April 5, 2004.

(3)	Includes 124,876 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable or will become exercisable within 60 days of April 5, 2004.

(4)	Includes 136,689 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable or will become exercisable within 60 days of April 5, 2004.

(5)	Includes 7,313 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable or will become exercisable within 60 days of April 5, 2004.

(6)	Includes 330,470 shares of common stock which may be acquired upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 5, 2004 and 70,312 shares of restricted stock, as to which Mr. Weaver has voting, but not dispositive, power.

(7)	Includes 380,836 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable or will become exercisable within 60 days of April 5, 2004.

(8)	Includes 67,495 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable or will become exercisable within 60 days of April 5, 2004.

(9)	Includes 1,238,565 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable or will become exercisable within 60 days of April 5, 2004.

PROPOSAL 1

ELECTION OF DIRECTORS

      The Company’s Bylaws provide that the authorized number of directors of the Company shall not be less than five or more than nine until changed by amendment of the Articles of Incorporation or by a Bylaw duly adopted by approval of the outstanding shares. The exact number of directors shall be fixed by amendment of the Bylaws duly adopted either by the Board of Directors or the shareholders. The exact number of authorized directors as of the date of this Proxy Statement is six.

      The Company’s Bylaws provide that, in the event the number of directors is at least six but less than nine, the Board of Directors shall be divided into two classes, designated Class I and Class II. Each class shall consist, as nearly as may be possible, of one-half of the total number of directors constituting the entire Board of Directors. At the Annual Meeting, the Class I directors will be elected to serve for a term of two years and until their successors shall have been duly elected and qualified.

      The accompanying proxies solicited by the Board of Directors will be voted for the election of the three nominees named below, unless the proxy card is marked to withhold authority to vote. Each of the nominees is currently serving as a director of the Company and was previously elected to the present term of office by the shareholders of the Company.

      The nominees for election as directors are:

Class	Nominee	Term

I	Sally Frame Kasaks	Two-year term expiring at the 2006 Annual Meeting
I	Peter Starrett	Two-year term expiring at the 2006 Annual Meeting
I	Thomas M. Murnane	Two-year term expiring at the 2006 Annual Meeting

      If any of the nominees should become unavailable for election to the Board of Directors, the persons named in the proxy or their substitutes may vote for a substitute to be designated by the Board of Directors. Alternatively, the Board of Directors may reduce the number of directors. The Board of Directors has no reason to believe that it will be necessary to designate a substitute nominee or reduce the number of directors.

      For the purpose of electing directors, each shareholder is entitled to one vote per share for each of the three directors to be elected. The three candidates receiving the highest number of votes will be elected. Shares present but not voting will be disregarded (except for quorum purposes) and votes cast against a candidate or votes withheld will have no legal effect. Any unmarked proxies, including those submitted by brokers or nominees, will be voted as indicated in the accompanying proxy card. Cumulative voting will not apply.

      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR.

Nominees

      The following table provides information regarding each nominee for election to the Board of Directors as well as all other members of the Board of Directors. The ages shown are as of April 5, 2004.

		Director
Name and Age	Business Experience and Directorships	Since

Sally Frame Kasaks (59)*	Business consultant since January 1997. Previously, Chairman and Chief Executive Officer of Ann Taylor Stores, Inc., a specialty apparel retailer, where she was employed from February 1992 to August 1996. President and Chief Executive Officer of Abercrombie and Fitch, which was a specialty apparel retailing division of The Limited, Inc., from February 1989 to February 1992. Chairman and Chief Executive Officer of The Talbots, Inc., which was a specialty apparel retailing division of General Mills Co., from November 1985 to September 1988. Director of Cortefiel, S.A., The Children’s Place, Inc., Tuesday Morning, Inc., Coach, Inc., New York, and Crane & Company.	1997
Peter Starrett (56)*	Founder and President, Peter Starrett Associates, a retail consulting firm, since August 1998. Previously, President of Warner Bros. Studio Stores, a division of Time Warner, from 1990 to 1998. President and Chief Executive Officer of Plymouth Lamston Stores from 1988 to 1990. Chairman and Chief Executive Officer of the Specialty Store division of Federated Department Stores from 1983 to 1988. Prior to that, Mr. Starrett served in various positions at May Department Stores from 1975 to 1983. Director of Galyan’s Trading Company, Inc., AFC Enterprises, Inc., The Pantry, Inc., Guitar Center, Inc., Ross-Simons of Warwick, Inc., and Sur La Table, Inc.	2003
Thomas M. Murnane (57)*	Retired as Partner from PricewaterhouseCoopers, where he held various retail and strategic consulting positions, including service in the Management Horizons Division and PwC Consulting, from 1980 to 2002. Director, The Pantry, Inc., Finlay Enterprises, Inc., and Captaris, Inc.	2003
Greg H. Weaver (50)	Chief Executive Officer since October 1996, Chairman of the Board since November 1997 and a director since February 1996. Previously, Mr. Weaver also served as President, Chief Operating Officer, Executive Vice President, Senior Vice President and Vice President since joining the Company in July 1987.	1996
Julius Jensen III (70)	Managing General Partner of Copley Venture Partners, a venture capital investment firm, since 1985.	1988
Pearson C. Cummin III (61)	Managing Member, Grey Fox Associates, LLC, since December 2002. Previously, General Partner of Consumer Venture Partners, a venture capital investment firm, from January 1986 to December 2002. Director of The Boston Beer Company.	1988

*	= Nominees for election as directors at the 2004 annual meeting of shareholders to serve until the 2006 annual meeting of shareholders and until their successors shall have been duly elected and qualified.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Compensation of Directors

      During the year ended January 31, 2004 (“fiscal 2003”), non-employee directors received compensation for their services to the Board of Directors and related committees as follows:

Amount	Description

$20,000	Board member annual retainer, disbursed in equal payments for each regularly scheduled Board meeting
5,000	Audit committee chairman annual retainer, disbursed in same manner as Board member annual retainer
3,000	Fee for attendance at each Board meeting
750	Fee for participation in each telephonic Board meeting or committee meeting attended

      All directors were reimbursed for expenses incurred in attending meetings of the Board of Directors. Each non-employee director of the Company received an annual stock option to purchase 9,000 shares of Company common stock, with an exercise price equal to the closing market price of the Company’s common stock on the date of the grant. Mr. Weaver, who is an executive officer of the Company, was not paid any fees or additional remuneration for his service as a member of the Board of Directors.

Committees of the Board of Directors

      The Board of Directors has standing Audit, Compensation, and Nominating and Governance Committees. All members of each of the Board committees satisfy the independence requirements of the NASDAQ and applicable law (including, in the case of members of the Audit Committee, Rule 10A-3 promulgated under the Securities Exchange Act of 1934). The members of the Board of Directors on the date of this proxy statement, and the committees of the Board on which they serve, are as follows:

Nominating and
		Compensation	Governance
Director	Audit Committee	Committee	Committee

Greg Weaver, Chairman and Chief Executive Officer
Julius (Reb) Jensen III	XX		X
Pete Cummin III	X	XX
Sally Frame Kasaks		X	XX
Thomas Murnane	X
Peter Starrett		X	X

X = Member

XX = Chair

      Audit Committee. The primary responsibility of the Audit Committee is to confirm the independence of the Company’s auditors, review the scope of audit and non-audit assignments, and assess the adequacy of internal controls. The Audit Committee meets with management and the Company’s independent public accountants. The Audit Committee Charter, which sets forth the authority and responsibilities of the Audit Committee, was amended and restated in March 2004. The Audit Committee Charter is available on the Company’s website at www.pacsun.com and is also attached to this proxy statement as Appendix A. The Audit Committee Charter requires that the Audit Committee consist of three or more board members who satisfy the independence requirements of the NASDAQ and applicable law. The Board of Directors has determined that Mr. Jensen, the chair of the Committee, has accounting and related financial management expertise within the meaning of the listing standards of the NASDAQ Stock Market and qualifies as an “audit committee financial expert” within the meaning of Securities and Exchange Commission regulations. The Board determined that Mr. Jensen acquired the required attributes for designation as an “audit committee financial expert” as a result of the following experience, which are not listed in any order of importance and were not assigned any relative weights or values by the Board in making its determination:

•	Mr. Jensen received a B.A. degree in Economics from Amherst College and an M.B.A. degree (with distinction) with an emphasis in Finance at the Harvard Business School.

•	Mr. Jensen has served as Managing General Partner of Copley Venture Partners, L.P. from 1985 to the present, which currently involves the disposition of the partnership’s remaining investments.

•	Mr. Jensen served as President of Torchmark Venture Capital, Inc., from 1982 to 1985, where he was one of two executives responsible for the formation and management of a venture capital investment portfolio comprised of venture capital partnerships and direct investments in emerging growth companies.

•	From 1968 to 1985, Mr. Jensen served in various roles as a senior operating officer of Torchmark Financial Services and its predecessors, including the positions of Executive Vice President, Chief Executive Officer and Chairman of the Executive Committee.

•	Mr. Jensen served on the audit committee of the board of directors of Natural Wonders, Inc., a specialty gift retailer that was publicly traded on the NASDAQ National Market System until 2000.

      The Audit Committee met six times and took action by written consent twice during fiscal 2003.

      Compensation Committee. The primary responsibility of the Compensation Committee is to establish compensation and incentives for the Company’s executive officers and to administer the Company’s incentive compensation and benefit plans, including the Company’s 1992 Stock Award Plan, the Company’s 1999 Stock Award Plan (together, the “Stock Award Plans”), and the Pacific Sunwear of California, Inc. Executive Deferred Compensation Plan (the “Executive Deferred Compensation Plan”). The Compensation Committee Charter, which was adopted in March 2003 and restated in January 2004, is available on the Company’s website at www.pacsun.com. The Compensation Committee Charter requires that the Compensation Committee consist of no fewer than three board members who satisfy the independence requirements of the NASDAQ and applicable law. The Compensation Committee met three times and took action by written consent four times during fiscal 2003.

      Nominating and Governance Committee. The Nominating and Governance Committee reviews the Company’s corporate governance policies and practices against those suggested by various groups or authorities active in corporate governance and practices of other companies, as well as the requirements of the Sarbanes-Oxley Act of 2002, the rules of the Securities and Exchange Commission, and the listing standards of the NASDAQ. The Committee also recommends qualified candidates as directors of the Company, including the slate of directors, which the Board proposes for election by shareholders at the Company’s annual meetings of shareholders. The Nominating and Governance Committee Charter, which was adopted in March 2003 and amended and restated in March 2004, is available on the Company’s website at www.pacsun.com. The Nominating and Governance Committee Charter requires that the Nominating and Governance Committee consist of no fewer than three board members who satisfy the independence requirements of the NASDAQ and applicable law. The Nominating and Governance Committee considered and recommended the three nominees presented for election as directors at the Annual Meeting. The Nominating and Governance Committee met once during fiscal 2003.

      Criteria the Nominating and Governance Committee uses in connection with evaluating and selecting new directors include factors relating to whether the director candidate would meet the definition of independence required by the NASDAQ. While the Nominating and Governance Committee does not have any specific, minimum qualifications for Board nominees, in considering possible candidates for election as a director, the Committee is guided by the following principles: (a) each director should be an individual of high character and integrity; (b) each director should be accomplished in his or her respective field, with superior credentials and recognition; (c) each director should have relevant expertise and experience, and be able to offer advice and guidance to management based on that expertise and experience; (d) each director should have sufficient time available to devote to the Company’s affairs; (e) each director should represent the long-

term interests of the Company’s shareholders as a whole; and (f) directors should be selected such that the Board represents a diversity of background and experience. Qualified candidates for membership on the Board of Directors will be considered without regard to race, color, religion, gender, ancestry, national origin or disability. The Nominating and Governance Committee will review the qualifications and backgrounds of directors and nominees (without regard to whether a nominee has been recommended by a shareholder), as well as the overall composition of the Board, and recommend the slate of directors to be nominated for election at the next annual meeting of shareholders. The Nominating and Governance Committee does not currently employ or pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees.

      The Nominating and Governance Committee will consider written proposals from shareholders for nominees to the Board of Directors. Nominations should be submitted to the Nominating and Governance Committee, c/o the Corporate Secretary, and should include the following: (a) a brief biographical description of the proposed nominee (including his or her occupation for at least the last five years), and a statement of his or her qualifications, taking into account the principles used by the Committee in evaluating possible candidates, as described above; (b) the name(s) and address(es) of the shareholder(s) making the nomination and the number of shares of the Company’s common stock owned by such shareholders(s); (c) a statement detailing any relationship between the proposed nominee and any customer, supplier or competitor of the Company; (d) detailed information about any relationship or understanding between the nominating stockholder(s) and the proposed nominee; and (e) the proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving on the Board of Directors if elected. Nominations must be submitted in the time frame described under the caption “Shareholder Proposals” below. Nominees recommended by shareholders in accordance with these procedures will receive the same consideration given to nominees of management, the Board of Directors and the Nominating and Governance Committee.

Attendance at Board and Committee Meetings

      During fiscal 2003, the Board of Directors met five times and took action by written consent three times. No director attended fewer than 75% of the aggregate number of meetings held by the Board of Directors and the Committees of the Board of Directors on which such director served. The Company strongly encourages its directors to attend its annual meetings of shareholders. All of the Company’s directors attended the 2003 Annual Meeting of Shareholders.

CORPORATE GOVERNANCE

      The Company’s Board of Directors and management are committed to good corporate governance to ensure that the Company is managed for the long-term benefit of its shareholders. The Board of Directors and management review the Company’s corporate governance policies and practices against those suggested by various groups or authorities active in corporate governance and practices of other companies, as well as the requirements of the Sarbanes-Oxley Act of 2002, the rules of the Securities and Exchange Commission, and the listing standards of the NASDAQ. The Company continues numerous good governance practices and policies, including:

•	A majority of the members of the Company’s Board of Directors are independent;

•	Reviewing and, if warranted, amending and restating each charter for each committee of the Board of Directors on at least an annual basis;

•	All members of the Audit, Compensation, and Nominating and Governance Committees meet the appropriate tests for independence; and

•	Maintaining a Code of Ethical Standards, Business Practices and Conduct (the “Ethics Code”) that applies to all officers and employees.

      The Ethics Code is designed to deter wrongdoing and to promote, among other things, (i) honest and ethical conduct, (ii) full, fair, accurate, timely and understandable disclosures, and (iii) compliance with applicable governmental laws, rules and regulations. The Ethics Code is available on the Company’s website at www.pacsun.com. If the Company makes any substantive amendments to the Ethics Code or grants any waiver, including any implicit waiver, from a provision of the Ethics Code to its Chief Executive Officer, Chief Financial Officer, Vice President of Finance or Corporate Controller, it will disclose the nature of such amendment or waiver on its website.

      Shareholders may communicate with the Company’s Board of Directors care of the Corporate Secretary, Pacific Sunwear of California, Inc., 3450 East Miraloma Avenue, Anaheim, California 92806. All mail received will be opened and screened for security purposes. All communications that relate to matters that are within the scope of the responsibilities of the Board, other than solicitations, junk mail and obviously frivolous or inappropriate communications, will be forwarded. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities, such as consumer complaints, will be forwarded to the appropriate executive. Any items not forwarded pursuant to this policy will be made available to any director who requests them. Mail addressed to a particular director or Board committee will be forwarded or delivered to that director or committee. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board. To communicate to the Audit Committee issues or complaints regarding questionable accounting, internal accounting controls or auditing matters, you may place an anonymous, confidential, toll-free call in the United States to our Corporate Governance Hotline at (800) 850-9537. This hotline is accessible 24 hours a day, 7 days a week, 365 days a year.

EXECUTIVE OFFICERS

      The following is a list of the Company’s executive officers, followed by their biographical information (other than for Mr. Weaver, whose biographical information appears under “Election of Directors — Nominees”):

Executive Officers:	Age	Position

Timothy M. Harmon	52	President and Chief Merchandising Officer
Carl W. Womack	53	Senior Vice President, Chief Financial Officer and Secretary

      Timothy M. Harmon, who joined the Company in September 1991, has served as President and Chief Merchandising Officer since November 1997. Previously, he served in various senior-level executive-merchandising positions since joining the Company. Prior to joining the Company, Mr. Harmon served in various merchandising positions at Wideworld/MTV Sportswear, a domestic apparel manufacturer, Chauvin International, an import apparel manufacturer, Anchor Blue, a teen apparel retailer, and Federated Department Stores.

      Carl W. Womack, who joined the Company in May 1986, has served as Senior Vice President and Chief Financial Officer since October 1994. He served as Vice President of Finance and Chief Financial Officer from May 1986 to September 1994. He has served as Secretary of the Company since November 1992. Prior to joining the Company, Mr. Womack served in several positions in public and private accounting. Mr. Womack is a certified public accountant.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Except as follows, to the Company’s knowledge, based solely on its review of copies of reports furnished to the Company and written representations that no other reports were required, during fiscal 2003, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were satisfied. One Form 4 for each of Pete Cummin III, Julius Jensen III, Sally Frame Kasaks, Thomas Murnane and Peter Starrett was inadvertently not filed on a timely basis, each of which disclosed the annual grant of options to directors to purchase shares of the Company’s common stock. Additionally, one Form 5 for Julius Jensen III was inadvertently not filed on a timely basis, which disclosed a gift of stock.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Executive Compensation

      The following table sets forth all compensation paid to or earned by the Company’s executive officers for fiscal 2003 and for the fiscal years ended February 1, 2003 (“fiscal 2002”) and February 2, 2002 (“fiscal 2001”).

Summary Compensation Table

				Long-term
				Compensation Awards
		Annual
		Compensation(1)		Restricted	Securities
				Stock	Underlying	All Other
	Fiscal	Salary	Bonus	Awards	Options	Compensation
Name and Title	Year	($)	($)	($)(2)	(#)(3)	($)(4)

Greg Weaver	2003	850,000	1,700,000	—	—	54,980
Chairman of the Board and	2002	756,250	1,283,500	—	787,500	71,344
Chief Executive Officer	2001	745,801	—	—	900,000	62,152
Tim Harmon	2003	600,000	804,000	—	—	42,700
President and Chief	2002	477,269	541,615	—	337,500	44,429
Merchandising Officer	2001	460,037	—	—	225,000	36,618
Carl Womack	2003	339,816	332,128	—	75,000	24,369
Senior Vice President,	2002	311,359	246,351	—	56,250	23,748
Chief Financial Officer	2001	310,557	20,000	—	78,750	24,629
and Secretary

(1)	The annual compensation reported does not include the value of certain perquisites that in the aggregate did not exceed the lesser of either $50,000 or 10 percent of the total of annual salary and bonus reported for the named executive.

(2)	On January 3, 2001, Mr. Weaver was granted a restricted stock award covering 168,750 shares of common stock at a price of $0.01 per share. The closing price of the Company’s common stock on that date was $11.47. Such shares vest in four equal annual installments, subject to the attainment of certain cumulative earnings per share growth targets, beginning on March 15, 2002. On September 17, 1999, Mr. Weaver was granted a restricted stock award covering 112,500 shares of common stock at a price of $0.01 per share. The closing price of the Company’s common stock on that date was $10.58. Such shares vest in four equal annual installments, subject to the attainment of certain cumulative earnings per share growth targets, beginning on September 17, 2001. All share amounts and per share prices for both grants have been adjusted for the three-for-two stock splits effected on August 25, 2003 and December 18, 2002. At January 31, 2004, Mr. Weaver had an aggregate total of 281,250 shares in unvested restricted stock holdings, valued at $6,481,563, based upon the closing price of $23.05 for the Company’s common stock as of January 31, 2004, net of consideration to be paid by Mr. Weaver. In March 2004, Mr. Weaver became vested in 75%, or 210,938 shares, of the restricted stock grants based on the Company’s having met the fiscal 2003 cumulative earnings target for each grant. As of the date of this filing, Mr. Weaver had an aggregate total of 70,312 shares in unvested restricted stock holdings, valued at $1,657,648, based upon the closing price of $23.58 for the Company’s common stock as of April 5, 2004, net of consideration to be paid by Mr. Weaver.

(3)	For fiscal 2002 and fiscal 2001, the number of shares has been adjusted for the three-for-two stock splits effected on August 25, 2003 and December 18, 2002.

(4)	Amounts shown represent Company contributions to the Company’s Executive Deferred Compensation Plan and, for Mr. Weaver, an annual premium of $2,480 for each of fiscal 2003, fiscal 2002 and fiscal 2001 paid by the Company with respect to a term life insurance policy purchased for his benefit. The Company contributions to the Executive Deferred Compensation Plan are credited for the benefit of each executive, subject to vesting requirements.

Summary of Option Grants

      The following table sets forth certain information with respect to grants of stock options during fiscal 2003 to the executive officers of the Company.

Option Grants in Last Fiscal Year

Potential Realizable
Value at Assumed
	Number of	Percentage of			Annual Rates of Stock
	Securities	Total Options			Price Appreciation for
	Underlying	Granted to	Exercise		Option Term
	Options	Employees in	Price Per	Expiration
Name	Granted(#)(1)	Fiscal Year	Share(2)	Date	5%($)	10%($)

Greg H. Weaver	—	—	—	—	—	—
Timothy M. Harmon	—	—	—	—	—	—
Carl W. Womack	75,000	7.0%	$12.50	03/11/13	589,589	1,494,134

(1)	All options were granted under the Pacific Sunwear of California, Inc. 1999 Stock Award Plan, also referred to as the 1999 Plan, for a term of 10 years, subject to earlier termination in certain events related to termination of employment. Acceleration of the exercisability of the options may occur under certain circumstances, including a change in control of the Company. Options begin vesting one year after the grant date. On the initial vesting date, 25% of the options vest and, thereafter, options continue to vest at the rate of 2.08% each calendar month.

(2)	The exercise price and tax withholding obligations, if any, related to exercise may be paid by delivery of already owned shares and by offset of the underlying shares, respectively, subject in each case to certain conditions.

Summary of Options Exercised

      The following table provides information with respect to the exercise of stock options during fiscal 2003 by the executive officers of the Company together with the fiscal year-end value of unexercised options.

Aggregated Option Exercises in the Last Fiscal Year

and Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised In-the-
			Underlying Unexercised		Money Options at Fiscal
	# of Shares		Options at Fiscal Year-End		Year-End(1)
	Acquired	Value
Name	on Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Greg H. Weaver	1,665,238	$15,243,238	182,813	869,532	$2,293,317	$11,597,729
Timothy M. Harmon	905,001	13,606,897	322,241	338,905	3,970,651	4,281,659
Carl W. Womack	328,426	3,704,577	110,689	146,717	1,356,512	1,801,923

(1)	Market value of the securities underlying the “in-the-money” options at exercise date or year-end, as the case may be, minus the exercise price of such options.

Equity Compensation Plan Information

      The Company currently maintains the following equity compensation plans: (1) the 1999 Plan, and (2) the Pacific Sunwear of California, Inc. Employee Stock Purchase Plan, also referred to as the ESPP. In addition, stock options are currently outstanding under, but no new awards may be granted under, the Pacific Sunwear of California, Inc. 1992 Stock Award Plan, also referred to as the 1992 Plan. The Company’s shareholders approved each of these plans. The Company maintains no equity compensation plans that were not approved by shareholders. The following table sets forth, for each of these plans, the number of shares of the Company’s common stock subject to outstanding options and rights, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of January 31, 2004.

Number of shares
remaining available
for future issuance
under equity
	Number of shares to		compensation
	be issued upon	Weighted-average	plans (excluding
	exercise of	exercise price of	shares reflected in
	outstanding	outstanding	the first
Plan category	options(1)	options(2)	column)(3)

Equity compensation plans approved by stockholders	5,473,087	$10.47	4,273,424
Equity compensation plans not approved by stockholders	N/A	N/A	N/A
Total	5,473,087	$10.47	4,273,424

(1)	Of these shares, 894,988 shares were subject to options then outstanding under the 1992 Plan and 4,578,099 shares were subject to options then outstanding under the 1999 Plan. This number does not include 281,250 shares of restricted stock that had been granted under the 1999 Plan and were then outstanding but had not yet then vested. This number does not include the number of shares that may be purchased under the ESPP in the current ESPP offering period as that number will not be determinable until the end of the period.

(2)	This number has been calculated exclusive of any outstanding ESPP options as the total number of shares purchased under the ESPP, and the purchase price of those shares, for the current ESPP offering period will not be determinable until the end of that period.

(3)	Of these shares, 4,066,804 shares were available for award grant purposes under the 1999 Plan and 206,620 shares were available for issuance or delivery under the ESPP. Shares that are subject to any outstanding option or restricted stock awards under the 1999 Plan that expire, are cancelled, terminated or forfeited, fail to vest, or for any other reason are not paid or delivered under the 1999 Plan, as well as reacquired shares, will become available for additional awards under the 1999 Plan. The shares available under the 1999 Plan are, subject to certain other limits under that plan, generally available for any type of award authorized under the 1999 Plan including options, stock appreciation rights, restricted stock, and performance shares.

Severance Agreements and Change-in-Control Arrangements

      The Company and Mr. Weaver are parties to an Amended and Restated Employment Agreement, as amended (the “Employment Agreement”), pursuant to which Mr. Weaver is entitled to (i) a base salary of $950,000 per year, subject to a minimum annual adjustment equal to the greater of the increase in the Consumer Price Index or five percent (5%), (ii) an annual bonus equal to a percentage of his base salary based upon the achievement of financial performance criteria to be established by the Company in consultation with Mr. Weaver and (iii) certain other benefits, including a car allowance of $900 per month. The Employment Agreement is renewed automatically each February 1 for one year unless the Company provides 60 days’ notice of its intention not to renew. If the Company gives a 60 day notice or if Mr. Weaver is terminated without cause, Mr. Weaver shall be entitled to his then annual salary for a period of one year following the effective date of his termination and a pro rata portion of any bonus to which he would otherwise be entitled.

      Mr. Harmon and Mr. Womack are parties to severance agreements dated as of October 27, 1997 and February 6, 1996, respectively, which cover severance and bonus payments in the event of termination. Mr. Harmon and Mr. Womack will each be entitled to his then annual salary for a period of nine months and six months, respectively, if terminated without cause, and each will also be entitled to a pro-rata portion of any bonus to which he would otherwise be entitled if he is terminated in the fourth quarter of any fiscal year.

      The Stock Award Plans and the Executive Deferred Compensation Plan provide for acceleration of the vesting of awards granted thereunder and Company contributions credited thereunder, respectively, upon the occurrence of certain events. Under the Stock Award Plans, in the event the shareholders of the Company approve the dissolution or liquidation of the Company, certain mergers or consolidations, or the sale of all or substantially all of the assets of the Company (a “Change in Control”), unless prior to such event the Board of Directors determines that there shall be either no acceleration or limited acceleration of awards, each option and related stock appreciation right shall become immediately exercisable, restricted stock shall immediately vest and the number of shares covered by each performance share award shall be issued to the participant. Under the Executive Deferred Compensation Plan, in the event of a Change in Control, unless prior to such event the Board of Directors determines that there shall be either no acceleration of vesting of Company contributions or immediate payout of account balances, Company contribution amounts shall immediately vest and there shall be immediate payout of account balances to participants. In addition, in the event of a Change in Control, the Company has the right to terminate incentive cash bonus awards made under the 1999 Stock Award Plan by making a payment to the award recipient on a pro rata basis based on the actual performance for the number of days in the applicable performance period that occurred prior to the Change in Control and the projected bonus level that would be achieved based on actual performance prior to the Change in Control plus budgeted performance for the balance of the year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Company’s Compensation Committee currently consists of Pearson C. Cummin III, Sally Frame Kasaks and Peter Starrett. No member of the Compensation Committee is either a former or current officer or employee of the Company. None of the Company’s executive officers serves as a member of the Board of Directors or compensation committee of any other entity where one or more members of the Company’s Board of Directors or Compensation Committee are executive officers.

      THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

REPORT OF THE COMPENSATION COMMITTEE

To: The Board of Directors

      As members of the Compensation Committee, we are responsible for administering the Company’s incentive plans, including the Stock Award Plans. In addition, we review compensation levels of members of senior management, evaluate the performance of senior management and consider management succession and related matters. The Compensation Committee reviews compensation for the executive officers of the Company with the Board. The Compensation Committee is comprised entirely of non-employee directors.

Overall Compensation Policies

      The primary compensation policy of the Company, which is endorsed by the Compensation Committee, is that a significant portion of the compensation of each executive officer should be based upon the financial performance of the Company and the contribution to that performance made by the executive officer. Thus, a significant portion of the compensation for each executive officer is “at risk.” The Company and the Compensation Committee also believe that executive compensation should serve to attract and retain key employees and provide them with incentives to assist the Company in achieving strategic and financial goals that ultimately enhance the value of the Company’s stock. To further these goals, the Company’s compensation structure for executive officers has three components:

•	Long-Term Incentive Awards

•	Annual Bonus

•	Base Salary

      The awards, bonus and base salary for the Company’s Chief Executive Officer are determined and approved by the Compensation Committee. The awards, bonus and base salary for the other executive officers of the Company are recommended by the Chief Executive Officer, subject to review, adjustment and final determination and approval by the Compensation Committee.

      Long-Term Incentive Awards. The Company from time to time provides long-term incentives to key employees through the grant of stock option and restricted stock awards under the Stock Award Plans. These long-term incentives are designed to couple the interests of key employees with those of shareholders in that the potential realizable value of the awards is directly related to the future value of the Company’s stock.

      The Compensation Committee’s current philosophy is that the Company should grant stock options to executive officers upon initial employment and on an annual basis thereafter, and that stock options should constitute the majority of an executive’s long-term incentives. Stock options typically vest over a four-year period.

      The Compensation Committee also may grant restricted stock awards from time to time. Currently, there is no program of annual restricted stock grants.

      In fiscal 2003, the Compensation Committee did not grant any restricted stock awards and granted stock options solely to Mr. Womack. The Compensation Committee granted these options after considering, among other factors, Mr. Womack’s contributions and expected future contributions to the Company as well as Mr. Weaver’s recommendation as to the appropriate grant level.

      Annual Bonus. Annual bonuses allow the Company to recognize individual performance and contributions to the Company on an annual basis. Annual bonuses for fiscal 2003, other than for Mr. Weaver and Mr. Harmon, were determined by the Compensation Committee in its discretion based on the factors described below. Mr. Weaver’s and the majority of Mr. Harmon’s bonus was structured under the 1999 Stock Award Plan, as described below under “Tax Treatment.”

      Bonuses for the Company’s named executive officers, excluding Mr. Weaver and Mr. Harmon, and senior managers were based largely on the Company’s earnings and, to a lesser extent, on a subjective evaluation of individual job performance and achievement without regard to earnings. Mr. Womack was awarded a bonus of $332,128, which was 98% of his respective salary, for services rendered in fiscal 2003.

      The 1999 Stock Award Plan permits the payment of awards in stock as well as cash, is administered by the Compensation Committee, and provides for performance-based bonuses. Under the plan, the Compensation Committee establishes (1) one or more specific performance targets that must be achieved during a specified performance period in order for a bonus to become payable, and (2) the formula for calculating the amount of the bonus if the performance targets are achieved.

      The Compensation Committee granted Mr. Weaver and Mr. Harmon a bonus opportunity under the 1999 Stock Award Plan for fiscal 2003. Mr. Weaver’s award is described in more detail below under “Compensation of Chief Executive Officer.” The vesting and payment of Mr. Harmon’s bonus opportunity under the 1999 Stock Award Plan was conditioned on the Company’s attainment of earnings per share targets during fiscal 2003. The Compensation Committee confirmed, following the close of fiscal 2003, the earnings targets achieved by the Company for this purpose and determined that Mr. Harmon was entitled to a bonus of $640,320 in accordance with his Award. In addition, the Compensation Committee in its discretion granted Mr. Harmon an additional bonus of $163,680 for a total fiscal 2003 bonus of $804,000, which was 134% of his annual salary. Annual bonus opportunities with respect to fiscal 2004 for Mr. Weaver and Mr. Harmon have been structured under the 1999 Stock Award Plan. The fiscal 2004 bonus opportunity for Mr. Womack will be determined at the Compensation Committee’s discretion.

      Base Salary. The base salary for Mr. Weaver is determined by the Compensation Committee and described in more detail below. The Compensation Committee determines base salaries for the Company’s other executive officers, as well as changes in such salaries, based upon recommendations of the Chief Executive Officer. Base salaries are determined based on factors such as length of service and a subjective determination of past performance and expected future contributions. The Compensation Committee does not, in determining the level of compensation to be paid to any executive, conduct any formal survey of the compensation paid by other public retailing companies but has from time to time reviewed publicly-available compensation information of public retailing companies.

      Tax Treatment. The Compensation Committee considers the anticipated tax treatment to the Company of the compensation and benefits paid to the executive officers of the Company in light of Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) generally disallows a tax deduction to a public corporation for compensation in excess of $1,000,000 paid during a year to its chief executive officer or to one of its four other most highly compensated officers. However, Section 162(m) exempts qualifying “performance based” compensation from the $1,000,000 limit.

      While striving to satisfy the Company’s goal of linking a significant portion of each executive officer’s compensation to the financial performance of the Company, the Compensation Committee also strives to provide each executive officer with a compensation package that will preserve the Company’s tax deduction for such compensation. In that regard, the stock options and restricted stock awarded to the Company’s executive officers are intended to be qualified “performance based” compensation for purposes of Section 162(m). The Compensation Committee structured Mr. Weaver’s and Mr. Harmon’s bonus opportunities for fiscal 2003 and fiscal 2004 under the 1999 Stock Award Plan to help ensure that they are fully deductible. Other executives’ bonuses have not been structured under the 1999 Stock Award Plan because their compensation has historically been within the limits of Section 162(m).

      The Compensation Committee and the Board may authorize non-deductible compensation in such circumstances, as they deem appropriate. Because of ambiguities and uncertainties in Section 162(m), no assurances can be given that compensation intended by the Company to be “performance based” within the meaning of Section 162(m) will in fact be deductible by the Company.

Compensation of Chief Executive Officer

      In connection with his appointment as the Company’s Chief Executive Officer in September 1996, the Company entered into an employment agreement with Mr. Weaver. The employment agreement was amended and restated on November 3, 1997 and again on February 5, 2001. Under the employment agreement, Mr. Weaver is entitled to a base salary that is subject to a minimum annual increase. The aggregate base salary payments made to Mr. Weaver in fiscal 2003 were $850,000. In February 2004, the Company increased Mr. Weaver’s annual base salary to $950,000.

      In accordance with his employment agreement, Mr. Weaver also is entitled to an annual bonus opportunity based on the Company’s performance. Mr. Weaver was granted a bonus opportunity for fiscal 2003 under the 1999 Stock Award Plan (the “Award”). The vesting and payment of the bonus was conditioned on the Company’s attainment of earnings per share targets during fiscal 2003. The Compensation Committee confirmed, following the close of fiscal 2003, the earnings targets achieved by the Company for this purpose and determined that Mr. Weaver was entitled to a bonus of $1,700,000 in accordance with his Award. Mr. Weaver’s bonus opportunity for fiscal 2004 has been structured under the 1999 Stock Award Plan and is again based on the Company’s attainment of confidential, pre-determined earnings growth targets.

      The Compensation Committee determined that the bonus opportunities described above were appropriate based on the Compensation Committee’s subjective evaluation of the continuing role of Mr. Weaver as Chief Executive Officer in the financial performance of the Company. The incentive awards and bonus opportunity granted to Mr. Weaver further the Company’s policy that a significant portion of his compensation be based upon the financial performance of the Company.

      The Compensation Committee expects that the compensation paid to Mr. Weaver for fiscal 2003 will be fully deductible.

      In January 2001 and September 1999, the Company granted Mr. Weaver a restricted stock award covering 168,750 and 112,500 shares, respectively, of common stock, as adjusted for the stock splits effected on August 25, 2003 and December 18, 2002. These awards were scheduled to vest over four years based on the Company’s attainment of cumulative earnings per share targets. The portions of the awards that had not vested in prior fiscal years remained eligible for future vesting if additional pre-determined cumulative earnings per share targets were achieved during the terms of the awards. Accordingly, as the Company’s cumulative earnings per share targets under these awards were satisfied for fiscal 2003, the cumulative portion of the awards scheduled to vest through March 15, 2004 were delivered to Mr. Weaver pursuant to the terms of the awards. Mr. Weaver received 126,563 shares of the 2001 grant and 84,375 shares of the 1999 grant in March 2004 and will receive the remaining 28,125 shares from the 1999 grant in September 2004.

Conclusion

      The Compensation Committee has reviewed each element of compensation for each of the executive officers for fiscal 2003. The Compensation Committee reported to the Board of Directors that in the Compensation Committee’s opinion, the compensation of each executive officer is reasonable in view of the Company’s performance and the Compensation Committee’s subjective evaluation of the contribution of each executive officer to that performance.

March 23, 2004

COMPENSATION COMMITTEE

Pearson C. Cummin III
Sally Frame Kasaks
Peter Starrett

      THE FOLLOWING PERFORMANCE GRAPH SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

PERFORMANCE GRAPH

      Set forth below is a line graph comparing the percentage change in the cumulative total return on the Company’s common stock with the cumulative total return of the CRSP Total Return Index for the NASDAQ Stock Market (U.S. Companies) (“NASDAQ Market Index”) and the CRSP Total Return Industry Index for NASDAQ Retail Trade Stocks (“Retail Index”) for the period commencing on February 1, 1999 and ending on January 31, 2004.

Comparison of Cumulative Total Return from February 1, 1999 through January 31, 2004.(1)

	01/31/99	01/30/00	02/04/01	02/02/02	02/01/03	01/31/04

Pacific Sunwear	$100	$155	$186	$134	$162	$307
Nasdaq Market Index	$100	$154	$105	$76	$53	$82
Retail Index	$100	$80	$62	$73	$60	$88

(1)	Assumes $100.00 was invested on January 31, 1999 in the Company’s common stock at the closing price on that date, adjusted for subsequent stock splits, of $7.50 per share and at the closing sales price for each index on that date and that all dividends were reinvested. No cash dividends have been declared on the Company’s common stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

PROPOSAL 2

RATIFICATION OF INDEPENDENT AUDITORS

      Deloitte & Touche LLP was the Company’s independent auditors for fiscal 2003 and has reported on the Company’s consolidated financial statements included in the annual report that accompanies this proxy statement. The Audit Committee appoints the independent auditors. The Audit Committee has reappointed Deloitte & Touche LLP as the Company’s independent auditors for the year ending January 29, 2005 (“fiscal 2004”). In the event that the shareholders do not approve Deloitte & Touche LLP as independent auditors, the Audit Committee will reconsider the selection of independent auditors. A representative of Deloitte & Touche LLP will be present at the annual meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions.

      THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

REPORT OF THE AUDIT COMMITTEE

To: The Board of Directors

      As members of the Audit Committee, we are responsible for oversight of all aspects of the Company’s financial reporting, internal control and audit functions. We carry out these responsibilities in accordance with the guidelines set forth in our Audit Committee Charter which was most recently amended and restated in March 2004.

      Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and the system of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The Company’s independent auditors are responsible for auditing the Company’s financial statements. Our responsibility is to monitor and review these processes and procedures. We are not professionally engaged in the practice of accounting or auditing. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent auditors that the financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

      During fiscal 2003, we met and held discussions with management and the independent auditors, Deloitte & Touche LLP. The meetings were conducted so as to encourage communication among the members of the Audit Committee, management and the independent auditors. We have reviewed and discussed the Company’s financial statements with management, and discussed with Deloitte & Touche LLP those matters required to be discussed by Statement on Auditing Standards No. 61. In addition, we have received written confirmation from Deloitte & Touche LLP of their independence within the meaning of the Securities Act administered by the Securities and Exchange Commission and the requirements of the Independence Standards Board Standard No. 1, and have discussed with Deloitte & Touche LLP that firm’s independence.

      In reliance on the reviews and discussions noted above, and subject to the limitations on our role and responsibility described above and in the Audit Committee Charter, we recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended January 31, 2004 for filing with the Securities and Exchange Commission. We also recommended the selection of the Company’s independent auditors, and based on our recommendation, the Board of Directors has selected Deloitte & Touche LLP as the Company’s independent auditors for fiscal 2004.

March 23, 2004

AUDIT COMMITTEE

Julius Jensen III
Pearson C. Cummin III
Thomas Murnane

FEES PAID TO INDEPENDENT AUDITORS

      The Company was billed an aggregate of $172,000 and $263,000 by Deloitte & Touche LLP for professional services in fiscal 2002 and fiscal 2003, respectively. The table below sets forth the components of this aggregate amount.

	Amount Billed

Description of Professional Service	2002	2003

Audit Fees — professional services rendered for the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s Form 10-Q’s	$118,000	$141,000
Audit-related Fees — assurance and related services by Deloitte that are reasonably related to the performance of the audit or review of the Company’s financial statements — includes 401(k) plan audit, S-8 filing review, Sarbanes-Oxley Section 404 documentation review	7,000	24,000
Tax Fees — professional services rendered for tax compliance, tax consulting and tax planning — includes reviews of income tax returns, tax preparation software, miscellaneous tax consulting and, in fiscal 2003, a transfer pricing study and a cost segregation study	47,000	98,000
All Other Fees —	0	0
Total Fees	$172,000	$263,000

      Audit Committee Pre-Approval Policies and Procedures. The Charter for the Audit Committee of our Board of Directors establishes procedures for the Audit Committee to follow to pre-approve auditing services and non-auditing services to be performed by our independent auditors. Such pre-approval can be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditors or on an individual basis. The pre-approval of non-auditing services can be delegated by the Audit Committee to one or more of its members, but the decision must be presented to the full Audit Committee at the next scheduled meeting. The charter prohibits the Company from retaining its independent auditors to perform specified non-audit functions, including bookkeeping; financial information systems design and implementation; appraisal or valuation services; fairness opinions or contribution-in-kind reports; actuarial services; and internal audit outsourcing services. The Audit Committee pre-approved all of the non-audit services provided by our independent auditors in 2003.

Vote Required; Recommendation of the Board “FOR” this Proposal

      The Company’s Board of Directors and Audit Committee believe that the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for fiscal 2004 is in the best interests of the Company.

      Approval of the ratification of the independent auditors requires the affirmative vote of a majority of the Company’s common stock present, or represented, and entitled to vote at the Annual Meeting.

      THE BOARD OF DIRECTORS HAS APPROVED AND RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL 2004.

      Proxies solicited by the Company’s Board of Directors will be so voted unless shareholders specify otherwise in their proxies. Broker non-votes and abstentions on this proposal have the effect described under the heading “Questions and Answers About the Meeting.”

SHAREHOLDER PROPOSALS

      Shareholder proposals intended to be presented at the 2005 Annual Meeting of Shareholders of the Company must be received by December 14, 2004 for inclusion in the Company’s 2005 Proxy Statement. In addition, the Company’s Bylaws establish an advance notice procedure with regard to certain matters, including shareholder proposals not included in the Company’s Proxy Statement, to be brought before an Annual Meeting of Shareholders. In general, notice must be received by the Secretary of the Company at the Company’s principal executive office not less than 15 days prior to the scheduled Annual Meeting, regardless of any postponements, deferrals or adjournments of that meeting unless less than 25 days notice or prior public disclosure of the date scheduled for the meeting is given or made, in which event notice by the shareholder to be timely must be delivered or received not later than the close of business on the tenth day following the earlier of (i) the day on which such notice of the date of the scheduled annual meeting was mailed or (ii) the day on which such public disclosure was made. The shareholder’s notice to the Secretary of the Company must set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the proposal desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, including the names of nominees for election to the Board of Directors, if any, (ii) the name and address, as they appear in the Company’s books, of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal, (iii) the class and number of shares of the Company’s stock that are beneficially owned by the shareholder on the date of such shareholder notice, and by other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder notice, and (iv) any financial interest of the shareholder in such proposal. If the presiding officer at the Annual Meeting determines that a shareholder proposal is not made in accordance with the terms described above, the presiding officer shall so declare at the Annual Meeting, the proposal shall be deemed by the presiding officer to be improperly before the shareholders and the proposal shall not be acted upon at the Annual Meeting.

OTHER MATTERS

      Management does not know of any other matters to be presented at the Annual Meeting, but should any other matters requiring a vote of shareholders arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment.

      The Company’s Annual Report on Form 10-K for the year ended January 31, 2004 as filed with the Securities and Exchange Commission is available free of charge on the Company’s website at www.pacsun.com and, upon request, a copy will be furnished to any shareholder free of charge by the Company. Any shareholder desiring a copy should write to the Company at the address set forth on the cover page of the proxy statement, attention: Carl W. Womack, Secretary.

BY ORDER OF THE BOARD OF DIRECTORS

Carl W. Womack
Secretary

Anaheim, California

April 12, 2004

APPENDIX A

PACIFIC SUNWEAR OF CALIFORNIA, INC.

SECOND AMENDED AND RESTATED
AUDIT COMMITTEE CHARTER

      This second amended and restated charter is adopted by the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of Pacific Sunwear of California, Inc., a California corporation (the “Company”), on March 23, 2004. This charter shall be reviewed, reassessed and amended or reapproved annually by the Audit Committee and the Board.

1.     Role and Independence

      The Audit Committee’s purpose is to oversee the accounting and financial reporting practices and processes of the Company and the audits of the financial statements of the Company, and other such appropriate duties as directed by the Board. In discharging its role, the Audit Committee is empowered to investigate any matter brought to its attention.

      The Audit Committee will be comprised of three or more directors of the Board. Each member of the Audit Committee will be a director who is free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment, and who meets the director independence and knowledge requirements for serving on audit committees as set forth in the corporate governance standards of NASDAQ. The Board or the Audit Committee shall appoint one member of the Audit Committee as chairperson, who shall be responsible for leadership of the committee. The members of the Audit Committee will be appointed by and serve at the discretion of the Board.

2.     Independent Public Accountants.

      The Audit Committee will:

(a) Be directly responsible for (i) the appointment, compensation, retention and oversight of the work of the independent public accountants engaged (including resolution of disagreements between management and the independent public accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and (ii), where appropriate, the termination and replacement of such firm. Such independent public accountants will report directly to and be ultimately accountable to the Audit Committee.

(b) Review, evaluate and approve the annual engagement proposal of the independent public accountants (including the proposed scope and approach of the annual audit).

(c) Pre-approve all auditing services and all non-auditing services to be performed by the independent public accountants. Such pre-approval can be given as part of the Audit Committee’s approval of the scope of the engagement of the independent public accountants or on an individual basis. The pre-approval of non-auditing services can be delegated by the Audit Committee to one or more of its members, but the decision must be presented to the full Audit Committee at the next scheduled meeting. The independent public accountants shall not be retained to perform the prohibited non-audit functions listed on Exhibit A.

(d) Set hiring policies for employees and former employees of the independent public accountants.

(e) Review with the independent public accountants any audit problems or difficulties the independent public accountants may have encountered and management’s responses, including:

(i) any restrictions on the scope of activities or access to requested information and

(ii) any recommendations made by the independent public accountants as a result of the audit.

(f) Review and approve all related-party transactions.

3.     Experts; Reliance; Funding.

(a) The Audit Committee has the power, in its sole discretion, to retain at the Company’s expense such independent counsel or other advisors and experts as it deems necessary or appropriate to carry out its duties. If the Audit Committee decides to retain such counsel, advisors, or experts, the Board delegates to the Audit Committee the sole authority to retain and terminate such counsel, advisors, or experts and to approve their fees and other retention terms.

(b) The Audit Committee will act in reliance on management, the Company’s independent public accountants, internal auditors, and advisors and experts, as it deems necessary or appropriate to enable it to carry out its duties.

(c) The Company shall provide the Audit Committee with appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board, for:

(i) Compensation of any independent public accountants engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

(ii) Compensation to any advisors employed by the Audit Committee under Section 3(a) hereof; and

(iii) Ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

4.     Specific Responsibilities and Duties.

      In performing its functions, the Audit Committee shall undertake those tasks and responsibilities that, in its judgment, would contribute most effectively to and implement the purposes of the Audit Committee. In addition to the general tasks and responsibilities noted above, the following are the specific functions of the Audit Committee:

(a) Review and discuss with management and the independent public accountants the Company’s annual and quarterly financial statements (including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), including the independent public accountants’ reviews of the quarterly financial statements, prior to the public release of such information.

(b) Review with management and the independent public accountants material accounting principles applied in financial reporting, including any material changes from principles followed in prior years and any items required to be communicated by the independent public accountants.

(c) Discuss with management earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

(d) Review the adequacy and effectiveness of the Company’s system of internal accounting controls, and consult with the independent accountants concerning their evaluations of any weaknesses in such controls and recommendations for improvements thereto.

(e) Obtain and review reports from the independent public accountants regarding:

(i) all critical accounting policies and practices to be used by the Company;

(ii) all alternative treatments of any material financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent public accountants; and

(iii) all other material written communications between the independent public accountants and management, including any management letter or schedule of unadjusted differences.

(f) Receive at least annually from the independent public accountants a formal written statement delineating all relationships between the Company and the independent public accountants, consistent with Independence Standards Board Standard 1, actively engage in a dialogue with the independent public accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent public accountants, and take (or recommend that the full Board take) appropriate action to oversee the independence of the independent public accountants. Verify that the independent public accountants satisfy the NASDAQ peer review requirements. Ensure that audit partners are rotated in accordance with rules promulgated by the Securities and Exchange Commission.

(g) Prepare the annual report included in the Company’s proxy statement as required by the proxy rules under the Securities Exchange Act of 1934, as amended.

(h) Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

5.     Meetings; Committees.

(a) The Audit Committee shall meet with the independent public accountants, internal auditors and management in separate executive sessions regularly (with such frequency as it determines) to discuss any matters that the Audit Committee or these groups believe should be discussed privately.

(b) Other meetings will be with such frequency, and at such times, as its chairperson, or a majority of the Audit Committee, determines. A special meeting of the Audit Committee may be called by the chairperson and will be called promptly upon the request of any two Audit Committee members.

(c) The Audit Committee has the power to appoint and delegate matters to subcommittees, but no subcommittee, except as provided in Section 2(c) hereof, will have any final decision-making authority on behalf of the Board or the Audit Committee.

EXHIBIT A

Prohibited Non-Audit Services

1.     Bookkeeping or other services related to the accounting records or financial statements of the Company;

2.     Financial information systems design and implementation;

3.     Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

4.     Actuarial services;

5.     Internal audit outsourcing services;

6.     Management functions or human resources;

7.     Broker or dealer, investment advisor, or investment banking services;

8.     Legal services and expert services unrelated to the audit; and

9.	Any other services that the Public Company Accounting Oversight Board established pursuant to the Sarbanes-Oxley Act of 2002 determines, by regulation, is impermissible.

PACIFIC SUNWEAR OF CALIFORNIA, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF THE COMPANY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE
HELD ON MAY 19, 2004

The undersigned, a shareholder of PACIFIC SUNWEAR OF CALIFORNIA, INC., a California corporation (the “Company”), acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders, the accompanying Proxy Statement and the Annual Report to Shareholders for the year ended January 31, 2004; and, revoking any proxy previously given, hereby constitutes and appoints Greg H. Weaver and Carl W. Womack, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to vote the shares of Common Stock of the Company standing in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held at the principal executive offices of the Company located at 3450 E. Miraloma Avenue, Anaheim, California 92806 on Wednesday, May 19, 2004 at 9:00 a.m. local time, and at any adjournment thereof, on all matters coming before said meeting.

ê DETACH PROXY CARD HERE ê

The Board of Directors recommends a vote FOR Items 1 and 2.

1.	Election of Class I directors:	☐ FOR all nominees	☐ WITHHOLD AUTHORITY to vote for all nominees

Director Nominees: Sally Frame Kasaks, Peter Starrett, Thomas M. Murnane
(Authority to vote for any nominee named may be withheld by lining through that nominee’s name.)

2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending January 29, 2005.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. In their discretion, upon any other matters as may properly come before the meeting or at any adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. IF ANY NOMINEE BECOMES UNAVAILABLE FOR ANY REASON, THE PERSONS NAMED AS PROXIES SHALL VOTE FOR THE ELECTION OF SUCH OTHER PERSON AS THE BOARD OF DIRECTORS MAY PROPOSE TO REPLACE SUCH NOMINEE.

Dated:	, 2004

Dated:	, 2004

Signature of Shareholder

Signature of Shareholder

This Proxy must be signed exactly as your name appears hereon. Executors, administrators, trustees, etc., should give full title, as such. If the shareholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.

Please Detach Here

ê You Must Detach This Portion of the Proxy Card ê
Before Returning it in the Enclosed Envelope